Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT is made as of October 23, 2008, by and between Who’s Your Daddy, Incorporated, a Nevada corporation having an address at 5840 El Camino Real, Suite 108, Carlsbad California 92008 (the "Company"), ticker symbol WYDI and Net Vertex New York Inc., a New York company, having an address at 16 West 32nd Street, Suite 707, New York, NY 10001 (the "Consultant").

RECITALS:

WHEREAS, the Company requires services to promote its brand and market its products;
WHEREAS, the Consultant has provided international product distribution and business development services for a number of companies;
WHEREAS, the Company recognizes the substantial experience and knowledge of the Consultant in matters relating to international business contacts;
WHEREAS, the Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and
WHEREAS, the Company desires to retain the services of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Recitals. The Recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

2.	Engagement. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

3.	Term. The term of this Agreement shall begin on the date hereof and shall continue until October 23, 2009 subject to the following provisions:

(a) The Consultant can at its sole discretion elect to withdraw from the Agreement subject to a 10 day written notice to the Company should the Consultant deem the Company being unresponsive or uncooperative. Company would still be liable to the Consultant for any “Success Fees,” as described in Section 4; generated directly or indirectly by the Consultants efforts and or introductions.

(b) The Company can at its discretion terminate the Agreement subject to a 10 day written notice at the conclusion of the “Initial Period,” defined as three months, if the Consultant’s efforts have not resulted in tangible progress by the Consultants on the Company’s behalf. Tangible progress being meetings scheduled with Japanese, European or US direct or indirect contacts; “Introduced Parties” of the Consultant regarding active talks or negotiations pertaining to the “Introduced Parties” direct or in-direct participation in any joint venture, strategic alliance, etc. with the Company. The Company will still be liable for any and all “Success Fees” generated by directly or indirectly by the Consultant’s efforts for the duration of the Agreement between the Parties.

4.           Consulting Services Compensation.

  (a) The Company shall pay to Consultant or its designees as compensation for its services under this Agreement:

(i)
As compensation for its services, the Consultant shall receive 2,000,000 shares of common stock of the Company.  Company agrees to issue such shares upon the execution of this Agreement and Company and Consultant agree to have said shares be held in an independent third party escrow account of mutual agreement subject to the following earn out or claw back provision:  250,000 shares shall be fully earned and released upon completing a Business Lending Credit Line, loan, or SBA Program, with no personal guaranty requirements, which the Consultant secures for the Company for a minimum of $250,000 US, for a minimum period of one year with an annual interest rate in the range of  US Prime Rate plus 3 Points. An additional 250,000 shares shall be earned and released upon the accepting of a loan or Credit Line, with no personal guaranty requirements, for a minimum of $250,000 US, which the Consultant secures on behalf of the Company from a Tokyo financial institution for a minimum period of one year with a capability to extend, at an annual interest rate range of Prime Rate in Japan plus 3 Points. Should the Company decide not to accept funds made available by either loan approval within the above parameters then the shares that would have been earned will be deemed earned regardless of the Company accepting the funds. The remaining 1,500,000 shares shall be earned and released upon the Company accepting any form of Commitment Letters for $2,500,000 from parties introduced by Consultant (the “Introduced Parties”) for joint-venture, distribution, business development, or strategic business relationships. However, the Company is under no obligation to accept any such Commitment Letters. In addition if the Company cancels this Agreement then 500,000 of the up-front shares shall be deemed earned. Should the Company accept a Commitment Letter for less than $2,500,000 from an Introduced Party, then Consultant shall earn a pro rata share of the remaining 1,500,000 shares, equivalent to the ratio between the amount accepted and $2,500,000. Additional fees for further consulting services, the “Success Fees”, shall be paid to the Consultant for any and all Introduced Parties that directly or indirectly result in any form of direct or indirect joint venture, distribution, business development, or strategic business relationships, etc.  The Success Fee shall be equal to ten percent (10%) of any amounts received by the Company from an Introduced Party , plus 100,000 common shares of the Company for each $1,000,000 received from an Introduced Party, or the equivalent on a pro rata basis. Notwithstanding the foregoing, to the extent the Consultant is required to have a securities license in order to lawfully be paid any such Success Fee, the fee will not be payable to Consultant. The Company shall be under no obligation to accept any transaction or relationship arranged by Consultant, except as described in 4(a)(i) above.

(ii)
The Consultant shall be responsible for arranging independent legal counsel to act as an escrow type agent for any business relationships the Company may enter with Third Parties introduced to the Company directly or indirectly by the Consultant subject to the Company approving the Consultants selection, but which cannot be unreasonably withheld. Company further agrees that the Consultants and Company’s signatures shall be required for approval for the release of any and all monies, stock and chattel to be released out of said escrow type accounts and that Consultants fees shall be distributed directly to the account or accounts of Consultant’s choosing from the escrow type account(s). Should the Company decide not to accept funds deposited in escrow type account from the business development, distribution, strategic partners, joint venture or any other Introduced Party, after approving the terms of such arrangement, then all appropriate fees and compensation will be deemed earned regardless of the Company accepting the funds.

(b) The Company will in the future provide the Consultant with such additional compensation as the Company and the Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement such as Licensing, Agreements, Marketing Agreements and any additional services not specified in this agreement, subject to the same escrow provisions of section 4 a (ii).

(c) The Company represents and warrants as follows:

(i)
All issued and outstanding shares of  the Company’s common stock (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and no stockholder has a right of rescission or damages against the Company with respect thereto.  The stockholders of the Company have no preemptive rights under the applicable laws of the State of Nevada.

(d) The rights, preferences, privileges and restrictions of the shares of the Company’s common stock are as stated in the Articles of Incorporation (the “CHARTER”) of the Company.  The shares issued to the Consultant have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Company’s Charter, the shares issued to the Consultant will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances.

(e) Consultant acknowledges that all shares issued to Consultant pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Act”). Each of the certificates evidencing the Shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SHARES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE

(f) Consultant represents and warrants that it is accepting the Shares solely for its own account as principal, and not with a view to the resale or for distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

5.
Duties.  From time to time as reasonably requested by the Company, the Consultant agrees to perform consulting services related to international business development and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as the Consultant shall determine is required.  Such services shall include, without limitation, strategic planning, planning meetings with the international and domestic investment community, assisting the Company’s management in designing the Company’s Business Plan and “Growth-by-Acquisition” Strategic Alliance or “Joint-Venture” strategy. Additionally, Consultant shall prepare or assist in the preparation of a Company Corporate Profile, Fact Sheets, and Shareholder Letters as needed.

6.           Nature of Engagement.  The Company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee, partnership or joint venture relationship between the parties.  The Company shall have not liability for any federal, state or local income taxes of the Consultant arising hereunder.  The services to be provided by the Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction.

7.
Expenses.  The Company shall be responsible to cover in advance all airline costs and hotel room expenses for Messrs. Yamagishi and McLoone to travel to Tokyo in advance to fulfill the Consultant’s role. Additionally upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, on and prior to and after the date of this Agreement in performing its duties in connection with this Agreement. The Consultant shall be required to receive written authorization from the Company prior to incurring any expenses. Consultant will provide company with written evidence of expenses with any reimbursement request. Company agrees to cover all costs associated with translating English documents to Japanese to assist Consultant with fulfilling their assignment. The Initial Expenses of $50,000 US to be paid directly out of a bridge loan or SBA Loan or Line of Credit proceeds.

8.           Miscellaneous.

(a)          Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Company, Automotive General, at the address set forth herein, 5840 El Camino Real, Suite 108, Carlsbad California 92008; and if the Consultant, at the address set forth herein, 16 West 32nd Street, Suite 707, New York, NY 10001.  Any party may change his or its address by giving notice to the other party stating his or its new address.  Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

(b)          Governing Law.   This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law principles.  All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

(c)          Exclusive Jurisdiction and Venue.  The parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(d)          Entire Agreement; Waiver of Breach.  This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

(e)          Binding Effect; Assignability.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.  Notwithstanding any provision of this Agreement to the contrary, the Consultant shall be entitled to direct the Company in writing that any funds payable or stock issuable to it pursuant to this Agreement shall instead be paid or issued to its designee.

(f)           Captions.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

(g)          Number and Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

(h)          Severability.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(i)           Amendments.  This Agreement may not be amended except in a writing signed by all of the parties hereto.

(j)           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.  A facsimile signature shall have the same force and effect as an original thereof

(k)          Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

(l)           Attorneys’ Fees.  In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Who’s Your Daddy, Inc.		Net Vertex New York Inc.

By:	/s/ Michael Dunn	By:	/s/ Hiro Yamagishi
	Michael Dunn, CEO		Hiro Yamagishi, President